CVD Appoints Dr. Steven Aragon as COO

CENTRAL ISLIP, N.Y., (Business Wire) – October 20, 2014 - CVD Equipment Corporation (Nasdaq: CVV) , a leading provider of standard and custom chemical vapor deposition systems, today announced that Dr. Steven Aragon has been appointed the Company’s newly created position of Chief Operating Officer.

Dr. Aragon has over twenty-five (25) years of thin-film process, materials, and system expertise applied to photovoltaic, optical, electronic, and magnetic device fabrication.  He received his Ph.D. in Physical Chemistry from the University of California, Santa Cruz, in 1990 and his MBA from Santa Clara University in 1996.  Dr. Aragon is the holder of five (5) process equipment design patents.  He was a co-founder of Optimus Energy Systems International Inc. and served as its Chief Technical Officer and Sr. Vice President – Engineering.  Prior to his service at Optimus Energy Systems International Inc., he was Vice President – Engineering at Stion Corporation.  His prior experience also included serving as Vice President – Engineering at Day Star Technologies.

Leonard Rosenbaum, President and Chief Executive Officer, stated, “I have known Steve for about ten (10) years and worked with him as a customer of CVD.  I am excited to have Steve join as part of our management team and help CVD continue to expand our production capabilities as we implement our vision of enabling tomorrow’s technologiesTM.”

Steven Aragon added, “I am very excited that Len and the Board of Directors have selected me for this new role as COO. As a former customer, I can attest to the excellence of R&D and manufacturing products offered by CVD - - many other CVD customers would also agree. The continued investment in the Operational area of our business will provide the expertise to support growth in key strategic markets.  Today, that process takes another big step forward.”

About CVD Equipment Corporation
CVD Equipment Corporation (NASDAQ: CVV) is a designer and manufacturer of custom and standard state-of-the-art equipment used in the development, design and manufacture of advanced electronic components, materials and coatings for research and industrial applications.  CVD offers a broad range of chemical vapor deposition, gas control, and other equipment that is used by customers to research, design and manufacture semiconductors, solar cells, graphene, carbon nanotubes, nanowires, LEDs, MEMS, smart glass coatings, batteries, ultra capacitors, medical coatings, industrial coatings and equipment for surface mounting of printed circuit components.  CVD’s application laboratory focuses on higher efficiency nano and nano to macro material manufacturing for a wide variety of growth markets, which are marketed through our wholly owned subsidiary CVD Materials Corporation.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking.  All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management.  Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

For further information about CVD Equipment Corporation please contact Karen Hamberg Phone: (631) 981-7081, Fax: (631) 981-7095 or Email: investorrelations@CVDequipment.com or Sales@CVDequipment.com